Exhibit 99.1

MobileIron Raises Fourth Quarter 2016 Guidance and

Generates Operating Cash Flow

Head of Sales Greig Patton to Leave

MOUNTAIN VIEW, Calif., January 10, 2016 - MobileIron (NASDAQ:MOBL), the security backbone for modern computing, today raised guidance for the fourth quarter of the fiscal year 2016 ended December 31, 2016.

Fourth Quarter 2016 Preliminary Results

Gross billings for the fourth quarter are expected to be in the range of $54.5-$55.5 million, above the company's previous guidance of $52-$54 million. Total revenues are anticipated to be between $44.5-$45.5 million, compared to previous guidance of $44-$46 million. Non-GAAP operating expenses are expected to be at the low end of the company's guidance of $41-$43 million. The company generated approximately $8 million of cash from operations achieving its long held target of being operating cash flow positive in the fourth quarter of fiscal 2016. Cash and cash equivalents plus short-term and long-term investments were approximately $90 million for a sequential increase of roughly $9 million.

These preliminary, unaudited financial results are based on management's initial review of operations for the quarter ended December 31, 2016, and remain subject to change based on management's ongoing review of the fourth quarter results.

"In 2016, we were relentlessly focused on moving from insight to execution and operational efficiency. Our discipline is delivering clear results,” said Barry Mainz, President and CEO, MobileIron. "Our market is characterized by the rapid evolution of technologies and customer needs and our results demonstrate our ability to stay ahead of these changes. I’ll provide more color and details on our regularly scheduled quarterly earnings conference call."

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, MobileIron will provide a reconciliation of GAAP to non-GAAP financial measures in its quarterly earnings release for Q4.

Greig Patton, Senior Vice President of Worldwide Sales, will be leaving MobileIron effective today. Barry Mainz, President and CEO, will serve as head of sales and will continue to be actively engaged with the company’s customers and sales process.

Fourth Quarter 2016 Earnings Announcement

MobileIron will report final results for the third quarter of fiscal year 2016 on February 7, 2017, after the close of the market and host a conference call and live webcast at 1:30 p.m. Pacific Standard Time (4:30 p.m. EST) to discuss the company's financial results and business highlights. Interested parties may access the call by dialing 1-855-327-6837 in the U.S. or 1-631-891-4304 from international locations. The live webcast will be available on the MobileIron Investor Relations website at http://investors.mobileiron.com/. A replay will be available through the same link.

About MobileIron

MobileIron provides the foundation for companies around the world to transform into Mobile First organizations. For more information, please visit www.mobileiron.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding MobileIron's revenue, operating expenses, cost structure, GAAP and non-GAAP financial metrics, projected financial results and trends in MobileIron's business. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including, but not limited to, our limited operating history, quarterly fluctuations in our operating results, our need to develop new solutions and enhancements to compete in rapidly evolving markets, product defects, customer adoption, competitive pressures, billings type mix shift, our ability to scale, our ability to recruit and retain key personnel, and the quality of our support services.

Additional information on potential factors that could affect MobileIron's financial results is included in our SEC filings, including our reports on Forms 10K, 10Q and 8-K and other filings that we make with the SEC from time to time. MobileIron does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Samuel Wilson

MobileIron

ir@mobileiron.com

650-282-7555

Media Contact:

Clarissa Horowitz

MobileIron

clarissa@mobileiron.com

415-608-6825